Exhibit 23.2

Consent of Independent Auditors

The Member

Bresnan Broadband Holdings, LLC:

We consent to the use of our report dated February 28, 2013, with respect to the consolidated statements of operations, members’ capital, and cash flows of Bresnan Broadband Holdings, LLC and subsidiaries for the year ended December 31, 2012, incorporated herein by reference, which report appears in the April 19, 2013 Form 8-K of Charter Communications, Inc. and to the reference to our firm under the heading “Experts” in the registration statement.

(signed) KPMG LLP

Melville, New York

July 27, 2015